                                                                    EXHIBIT 10.2


                            POWER SERVICES AGREEMENT

                                     BETWEEN

                             CEDAR BRAKES I, L.L.C.

                                       AND

                          EL PASO MERCHANT ENERGY L.P.


September 20, 2000


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  DEFINITIONS.........................................................2

ARTICLE II  GENERAL CONDITIONS OF DELIVERY AND ACCEPTANCE OF ELECTRIC
     ENERGY AND CAPACITY.......................................................3

     Section A Sale of Energy..................................................3

     Section B Sale of Capacity................................................4

     Section C Exceptions to Obligation to Accept Energy and Capacity..........5

     Section D Distribution Surcharges.........................................6

     Section E Reactive Power..................................................7

ARTICLE III  TERM; EFFECTIVENESS...............................................8

ARTICLE IV  PURCHASE PRICE AND PAYMENT CONDITIONS..............................9

     Section A Energy and Capacity Rates.......................................9

     Section B Transmission of Energy..........................................9

     Section C Binding Rate...................................................10

ARTICLE V  DELIVERY OF ENERGY AND CAPACITY....................................11

     Section A Scheduling.....................................................11

     Section B Rate of Delivery...............................................12

     Section C Minimum On-Peak Energy Deliveries..............................13

     Section D Make-up Energy Deliveries......................................13

     Section E Seller's Failure to Deliver Energy and Capacity................15

     Section F Seller's Failure to Deliver Annual Energy Deliveries...........17

ARTICLE VI  BILLING AND PAYMENT...............................................18


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
ARTICLE VII  METERING/RECORDS.................................................19

ARTICLE VIII  LIABILITY.......................................................20

ARTICLE IX  FORCE MAJEURE.....................................................21

ARTICLE X  INDEMNIFICATION....................................................24

ARTICLE XI  WARRANTIES........................................................26

ARTICLE XII  EVENTS OF DEFAULT AND BREACH OF CONTRACT.........................27

     Section A Events of Default..............................................27

     Section B Remedies.......................................................30

ARTICLE XIII  ARBITRATION.....................................................31

ARTICLE XIV  ENTIRE AGREEMENT.................................................35

ARTICLE XV ASSIGNMENT/TRANSFER................................................36

ARTICLE XVI  CHOICE OF LAW....................................................37

ARTICLE XVII  CAPTIONS........................................................37

ARTICLE XVIII  COUNTERPARTS...................................................38

ARTICLE XIX  MISCELLANEOUS....................................................38

ARTICLE XX  RESERVATIONS......................................................39

ARTICLE XXI  SURVIVAL OF OBLIGATIONS..........................................40

ARTICLE XXII  NOTICES.........................................................40

EXHIBIT 1  ANNUAL ENERGY DELIVERIES...........................................43

EXHIBIT 2  CAPACITY AND ENERGY PURCHASE RATES ($/MWH).........................44




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                            POWER SERVICES AGREEMENT

                  This Power Services Agreement ("Power Services Agreement") is made and entered into September 20, 2000 by and between Cedar Brakes I, L.L.C., a Delaware limited liability company ("Cedar Brakes") and El Paso Merchant Energy L.P., a Delaware limited partnership (the "Seller") (each individually referred to as a "Party" and collectively as "Parties").

                                    RECITALS

                  WHEREAS, Public Service Electric and Gas Company (whether or not the Amended and Restated PPA is still in full force and effect, "PSE&G") and Newark Bay Cogeneration Partnership, L.P. ("NBCP") are parties to a Power Purchase Agreement dated June 15, 1988, as amended by the First Amendment dated January 28, 1991 (together referred to as the "Original Agreement"), providing for the interconnection of the Facility with PSE&G and the sale by NBCP and the purchase by PSE&G of the output of the Facility;

                  WHEREAS, pursuant to the Purchase and Sale Agreement among Cedar Brakes and NBCP, dated as of September 20, 2000, NBCP transferred all its right, title, interest and obligations under the Original Agreement to Cedar Brakes;


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                  WHEREAS, PSE&G and the Seller have entered into an amendment to the Original Agreement on March 21, 2000 (the "Amended and Restated PPA"), the effectiveness of which is conditioned upon the transfer of NBCP's rights and obligations under the Original Agreement to Cedar Brakes;

                  WHEREAS, Cedar Brakes is entering into this Power Services Agreement in order to be able, inter alia, to assure itself of a supply of Capacity and Energy sufficient to meet its obligations under the Amended and Restated PPA; and

                  WHEREAS, Seller is willing to perform the various obligations set forth herein in accordance with the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the recitals and mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Unless otherwise specified, capitalized terms used herein but not defined herein have the respective meanings assigned to such terms in the Amended and Restated PPA; provided, however, that (i) references to "Seller" in definitions incorporated from


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the Amended and Restated PPA shall be deemed to mean "Cedar Brakes" under this
Power Services Agreement and (ii) in the event of the termination of the Amended and Restated PPA prior to the termination of this Power Services Agreement, the definition of "Delivery Point" under this Power Services Agreement shall be deemed to mean clauses (i) through (iii) only of the definition of Delivery Point assigned to such term in the Amended and Restated PPA.

                                   ARTICLE II

                       GENERAL CONDITIONS OF DELIVERY AND
                   ACCEPTANCE OF ELECTRIC ENERGY AND CAPACITY

                  Seller agrees to deliver and Cedar Brakes agrees to accept, during the term of this Power Services Agreement, Energy and Capacity delivered by Seller, subject to and in accordance with the terms of this Power Services Agreement. Seller may provide Energy and Capacity to Cedar Brakes, at Seller's sole option, from any source of supply including the Facility or other sources. Seller shall have the right to sell all or a portion of the Net Electrical Power Output of the Facility to any third party purchaser without prior notice thereof to Cedar Brakes, subject to Article II(D) below.

                                    SECTION A
                                 SALE OF ENERGY

                  Seller will sell and deliver Energy to Cedar Brakes that is scheduled and delivered by Seller in accordance with Article V, and Cedar Brakes will purchase and


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accept delivery of such Energy, at the Delivery Point(s). The annual quantities of Energy which Seller shall schedule and deliver and which Cedar Brakes shall purchase and accept, in each calendar year of this Power Services Agreement commencing with the Year 2000 are set forth in Exhibit I (such quantity for each such year, "Annual Energy Deliveries"). The Annual Energy Deliveries applicable to the initial calendar year of the Term of this Power Services Agreement (if a partial calendar year) shall be adjusted by multiplying the Annual Energy Deliveries for such year times the number of days in such partial calendar year divided by 365 days.

                                    SECTION B
                                SALE OF CAPACITY

                  Seller shall arrange for Capacity to be made available to Cedar Brakes, which may include, at Seller's option, Capacity provided by the Facility or from other sources of such Capacity, such that Cedar Brakes shall be credited by PJM with at least one hundred twenty-three (123) MW per day of such Capacity. Seller shall take all necessary steps utilizing PJM's "eCapacity" mechanism, or as otherwise may be required by PJM, such that Cedar Brakes' account with PJM shall reflect such one hundred twenty-three (123) MW per day of Capacity as of the effective date of this Power Services Agreement and at all times throughout the term hereof. Cedar Brakes agrees to cooperate with Seller in making any submittals required by PJM.

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                  The amount of Capacity credits to be provided to Cedar Brakes above is based on the methodology currently specified in the RAA. If such methodology is no longer used by PJM, the minimum quantity of Capacity credits Seller is required to provide hereunder (restated in terms of the new unit of measurement) shall be calculated based upon the operation of the Facility during the twelve (12) Month period from September 1, 1998 through August 31, 1999 or such shorter period ending as of August 31, 1999 as may be specified in the new measurement methodology. If the Amended and Restated PPA no longer requires Cedar Brakes to obtain such Capacity credits, Seller shall provide Capacity to Cedar Brakes in an amount equal to the amount specified in the measurement methodology in effect immediately prior to the cancellation of such requirement.

                                    SECTION C
                       EXCEPTIONS TO OBLIGATION TO ACCEPT
                               ENERGY AND CAPACITY

                  Notwithstanding the above, and without derogating from the provisions of Article IX of this Power Services Agreement, Cedar Brakes shall be excused from accepting all or a portion of Seller's Energy and Capacity in the event of a System Emergency, if such purchases would contribute to such System Emergency.

                  Where practicable, Cedar Brakes shall give Seller advance notice of any interruption, curtailment or reduction effected pursuant to this Article, the circumstances

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requiring or necessitating the interruption, curtailment or reduction of Cedar
Brakes' acceptance of Energy and Capacity and, if able, the reasons therefor, and the extent and duration thereof. In the event Cedar Brakes is unable, for any reason, to give Seller advance notice of such an interruption, curtailment or reduction of such acceptance of the Energy and Capacity, Cedar Brakes shall, as soon thereafter as practicable, contact Seller to confirm such interruption, curtailment or reduction, explaining the circumstances requiring or necessitating the interruption, curtailment or reduction, and, if able, furnish the reasons therefor and the extent and duration thereof. At Seller's request, Cedar Brakes shall provide written notice to Seller explaining the circumstances requiring or necessitating any interruption, curtailment or reduction of service effective pursuant to this Article. Cedar Brakes will promptly notify Seller when the reason for the interruption, curtailment or reduction no longer exists and shall promptly resume the acceptance of the Energy and Capacity. Seller expressly agrees that Cedar Brakes is not liable for damages of any kind to Seller or any third party due to Cedar Brakes' failure to accept the Energy and Capacity for any of the reasons expressed above.

                                    SECTION D
                             DISTRIBUTION SURCHARGES

                  Seller shall pay Cedar Brakes for the amount of any Distribution Surcharges claimed by PSE&G pursuant to Article II(E) of the Amended and Restated PPA within two (2) business days of receipt of a written notice from Cedar Brakes stating

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the amount of such Distribution Surcharges. Seller shall pay such amounts due pursuant to this Article II(D) into an account of Cedar Brakes in accordance with written instructions provided by Cedar Brakes to Seller. Upon request by Cedar Brakes, Seller shall provide Cedar Brakes with data demonstrating the Net Electrical Power Output of the Facility for a given calendar year and the amount of such Net Electrical Power Output sold to a customer of Seller for which the exemption from Distribution Surcharges under Section 28 of the New Jersey Competition Act, has been claimed.

                                    SECTION E
                                 REACTIVE POWER

                  Cedar Brakes may request, and, when requested, Seller shall use best efforts to provide reactive power, leading or lagging, from the Facility up to the operating limits of the Facility to the extent that it does not require a reduction in the Net Electrical Power Output of the Facility and there is no cost to the Seller or the Facility in connection with the provision of such reactive power. Further, in the event of a System Emergency, Cedar Brakes may request Seller to provide reactive power, leading or lagging, from the Facility and, if Cedar Brakes makes such a request, Seller shall use best efforts to provide same up to the operating limits of the Facility, whether or not same requires a reduction in the Net Electrical Power Output of the Facility. Notwithstanding the foregoing, Seller shall have no obligation to provide reactive power as provided herein unless Seller is selling Energy hereunder from the Facility or the Facility is otherwise running.

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         Seller shall have no obligation to provide ancillary services to Cedar
Brakes except for reactive power as set forth herein.

                                   ARTICLE III

                               TERM; EFFECTIVENESS

                  This Power Services Agreement shall become effective upon the Effective Date under the Amended and Restated PPA. The term of this Power Services Agreement shall run from the Effective Date until August 31, 2013. This Power Services Agreement may be terminated by either of Cedar Brakes or Seller, on ten (10) days prior written notice if Cedar Brakes terminates the Amended and Restated PPA as the result of a default by PSE&G thereunder. This Power Services Agreement may be terminated by Cedar Brakes or Seller on ten (10) days prior written notice if Cedar Brakes fails to make the payment required in Article VI hereof, and such failure continues for a period of thirty (30) days after notice thereof has been given; provided, that, Seller shall have no right to terminate this Power Services Agreement pursuant to this sentence if the reason for such non-payment results directly or indirectly from Seller's failure to perform under this Agreement.

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                                   ARTICLE IV

                      PURCHASE PRICE AND PAYMENT CONDITIONS

                                    SECTION A
                            ENERGY AND CAPACITY RATES

                  The rates payable by Cedar Brakes for Energy and Capacity during the term of this Power Services Agreement are set forth in Exhibit II, Part (A), contract rate. The delivery price for Energy and Capacity shall be equal to the amount of Energy delivered by Seller as scheduled by Seller in accordance with Article V times the relevant contract rate, and shall be billed in accordance with Article VI.

                                    SECTION B
                             TRANSMISSION OF ENERGY

                  Seller shall be responsible for arranging transmission of all Energy and Capacity which is delivered to Cedar Brakes and paying for all related transmission charges and congestion costs to the Delivery Point. In the event that Seller elects to deliver Energy and Capacity to a Delivery Point specified in subpart (iv) of the definition of "Delivery Point", the delivery price for such Energy shall be reduced by an amount equal to the difference (if positive) between the locational marginal price at the Facility Interconnection Point and the locational marginal price at the actual Delivery Point. If the excess of the locational marginal price at the actual delivery point over the locational marginal price at the Facility Interconnection Point exceeds the delivery price for such


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Energy (such excess amount, the "Delivery Point Excess"), the payment to Seller with respect to the corresponding billing period shall be reduced by a credit in the amount of the Delivery Point Excess against the amount payable by Cedar Brakes for the next succeeding Month; provided, that, if the amount of the credit is greater than the amount payable by Cedar Brakes for a single Month, Seller shall pay to Cedar Brakes an amount equal to such excess portion of the credit (each, an "Article IV(B) Payment"). Such credit shall be calculated in the same manner as the credit due to PSE&G under Article IV(B) of the Amended and Restated PPA and shall be applied hereunder in the same Month(s) in which the credit is applied to PSE&G under Article IV(B) of the Amended and Restated PPA.

                                    SECTION C
                                  BINDING RATE

                  Each party, having entered into this Power Services Agreement in good faith, hereby waives all rights on its part now or hereafter to undertake any proceeding for the purpose of having the purchase rate, as calculated in this Article IV of this Power Services Agreement, set aside or adjusted as being unjust and unreasonable.

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                                    ARTICLE V

                         DELIVERY OF ENERGY AND CAPACITY

                                    SECTION A
                                   SCHEDULING

                  Not later than seven (7) business days prior to the commencement of each calendar month, Seller shall provide Cedar Brakes with a non-binding schedule of proposed deliveries of Energy for each hour of the upcoming month (the "Monthly Schedule").

                  Notwithstanding the quantities set forth in a Monthly Schedule, on the business day preceding the day of delivery of such Energy, Seller shall provide Cedar Brakes with a final daily schedule for deliveries of Energy no later than the time that is two hours prior to the time that PJM requires submission of final schedules. The volumes set forth in the final daily schedules may vary from each other and from the volumes set forth in Monthly Schedules, provided that Seller shall schedule for delivery in any calendar year an amount which is equal to the Annual Energy Deliveries for such year.

                  In the event Seller fails to furnish a final daily schedule or a Monthly Schedule on or before the time specified in the second paragraph of this Article V(A), the scheduled delivery of Energy shall be deemed to be that specified in the Monthly schedule last delivered by Seller.

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                  Any Monthly Schedule or final daily schedule shall be
consistent with the requirements of this Article V.

                  Cedar Brakes hereby appoints Seller to be and act as its agent to do and perform the scheduling obligations under this Power Services Agreement and such other things as may be necessary or convenient thereto. As agent for Cedar Brakes for such scheduling obligations, Seller is authorized to act for Cedar Brakes in its own name or in the name of Cedar Brakes, as deemed necessary or advisable by Seller.

                                    SECTION B
                                RATE OF DELIVERY

                  Seller may deliver Energy at a rate up to 150 MWh per hour, provided that the rate of delivery may be up to 200 MW-hours per hour in any hour in which Make-up Energy deliveries are scheduled in accordance with Article V(D).

                  Seller shall schedule and deliver Energy at the same delivery rate during all On-Peak Hours in any day and at the same delivery rate during all Off-Peak Hours in any day, provided that (i) the delivery rate for On-Peak Hours may vary from that for Off-Peak Hours in any day and (ii) the delivery rate for On-Peak Hours or Off-Peak Hours in

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any day may vary from that for On-Peak Hours or Off-Peak Hours, as the case may be, in any other day.

                                    SECTION C
                        MINIMUM ON-PEAK ENERGY DELIVERIES

                  During the Months of June, July, August and September of each year (the "Summer Period"), Seller shall schedule and deliver to Cedar Brakes, a minimum of 40,000 MWh per month during the On-Peak Hours in the Summer Period.

                  During the period of the year which is not included in the Summer Period, Seller shall schedule and deliver to Cedar Brakes, a minimum of an aggregate of 234,000 MWh during the On-Peak Hours.

                                    SECTION D
                            MAKE-UP ENERGY DELIVERIES

                  If Seller is unable to deliver Energy or Cedar Brakes is unable to accept delivery of Energy which has been scheduled by Seller in accordance with Article V(A) above, in either case due to an event of Force Majeure or due to the occurrence of an event set forth in Article II(C) ("Curtailed Energy Deliveries"), Seller shall have the obligation to reschedule deliveries of make-up quantities of Energy equivalent to such Curtailed Energy Deliveries during comparable periods during the remainder of the Month in which the event occurred ("Make-up Energy Deliveries"). If Seller is unable to deliver


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Energy or Cedar Brakes is unable to accept delivery of Energy which has been rescheduled by Seller in accordance with the immediately preceding sentence, Seller shall have the obligation to reschedule Make-up Energy Deliveries equal to the Curtailed Energy Deliveries during comparable periods during the remainder of the Month in which the event occurred. If Seller is unable to reschedule Make-up Energy Deliveries due to an event of Force Majeure or due to the occurrence of an event set forth in Article II(C), Seller shall have the obligation to reschedule such Make-up Energy Deliveries during comparable periods during the immediately following Month. To the extent that Seller fails to (i) deliver scheduled quantities of Energy or (ii) in the case of Curtailed Energy Deliveries under Article V(D), reschedule and deliver any such Make-up Energy Deliveries in the immediately following Month, to the extent that Cedar Brakes is permitted to reschedule and deliver such Make-up Energy Deliveries in any subsequent Month under the Amended and Restated PPA, Seller shall be obligated to reschedule the delivery of such Make-up Energy Deliveries during comparable periods during such subsequent Month.

                  For the purposes of this Article V(D), a "comparable period" for the scheduling and delivery of Make-up Energy Deliveries shall mean similar On-Peak Hours, if the Curtailed Energy Deliveries were originally scheduled during On-Peak Hours and similar Off-Peak Hours if the Curtailed Energy Deliveries were originally scheduled during Off-Peak Hours.

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                                    SECTION E
                 SELLER'S FAILURE TO DELIVER ENERGY AND CAPACITY

                  If Seller fails for reasons other than a Force Majeure event or in the event of an occurrence described in Article II(C), to deliver all or part of the scheduled Energy at the Delivery Point, and PSE&G under the Amended and Restated PPA permits Cedar Brakes to reschedule and deliver such Energy, Seller shall have the obligation to reschedule delivery of such Energy. In the event that Seller fails to deliver all or part of the Energy scheduled for delivery hereunder or fails to schedule sufficient Energy to comply with Article V(C) hereunder, the payment to Seller with respect to the corresponding billing period shall be reduced by a credit against the amount payable by Cedar Brakes for the next succeeding Month; provided, however, that if the amount of the credit is greater than the amount payable by Cedar Brakes for a single Month, Seller shall pay to Cedar Brakes the amount of such excess portion of the credit (each, an "Article V(E) Energy Payment") on or before the last business day of the following month. Such credit shall be calculated in the same manner as the credit due to PSE&G under Article (V)(E) of the Amended and Restated PPA and shall be applied hereunder in the same Month(s) in which the credit is applied to PSE&G under Article V(E) of the Amended and Restated PPA.

                  If Seller fails for reasons other than a Force Majeure or in the event of an occurrence described in Article II(D), during any calendar Month to provide all or a part

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of the Capacity to Cedar Brakes pursuant to Section II(B) hereof, Cedar Brakes shall use reasonable commercial efforts to purchase replacement Capacity in the amount of such shortfall, and Seller will be obligated to reimburse Cedar Brakes for all such replacement costs. In the event that Cedar Brakes, in spite of using reasonable commercial efforts, is unable to purchase such Capacity shortfall, then the payments due to Seller in respect of that Month shall be reduced by a credit against the amount payable by Cedar Brakes for the next succeeding Month in an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by Cedar Brakes under Section V(E) of the Amended and Restated PPA; provided, however, that if the amount of the credit is greater than the amount payable by Cedar Brakes for a single Month, Seller shall pay to Cedar Brakes the amount of such excess portion of the credit (each, an "Article V(E) Capacity Payment") on or before the last business day of the following month. Such credit shall be calculated in the same manner as the credit due to PSE&G under Article (V)(E) of the Amended and Restated PPA and shall be applied hereunder in the same Month(s) in which the credit is applied to PSE&G under Article V(E) of the Amended and Restated PPA.

                  The foregoing liquidated damages and the damages pursuant to Article (V)(F) hereof shall be the sole damages to which Cedar Brakes shall be entitled as the result of any failure by Seller to deliver Energy under this Agreement, subject to Article XII.

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                                    SECTION F
                        SELLER'S FAILURE TO DELIVER ANNUAL ENERGY DELIVERIES

                  If Seller does not deliver the Annual Energy Deliveries (as may be adjusted for any partial calendar year) required to be delivered pursuant to Article II(A) hereof in any calendar year, then in addition to any amounts to be credited to Cedar Brakes by Seller under Article V(E) hereof, Seller shall pay to Cedar Brakes for such calendar year, as damages and not a penalty and as part of the consideration for this Power Services Agreement, an amount (the "Energy Shortfall Liquidated Damages") equal to the product of (i) the difference between (1) the Annual Energy Deliveries for such calendar year and
(2) the Energy delivered by Seller for such calendar year multiplied by (ii) the difference between (1) the liquidated damages rate for such calendar year set forth on Exhibit II, Part B hereof and (2) the contract rate for such calendar year set forth on Exhibit II, Part A hereof. Cedar Brakes shall prepare and present to Seller on or before the fifth (5th) day of February of the succeeding calendar year a statement of the Energy Shortfall Liquidated Damages due and payable, if any, by Seller for the preceding calendar year in accordance with the terms hereof. Seller shall pay such Energy Shortfall Liquidated Damages on or before the fifth (5th) day after receipt of the invoice from Cedar Brakes into an account of Cedar Brakes in accordance with written instructions provided by Cedar Brakes to Seller. If the payment is not received by the due date specified above, Seller shall pay to Cedar Brakes an interest charge on unpaid amounts which shall accrue daily from the due date until the date upon which payment is made at the then current late payment charge for

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commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time.

                                   ARTICLE VI

                               BILLING AND PAYMENT

                  Cedar Brakes shall prepare and present to Seller, on or before the fifth day of the second subsequent Month, a statement and payment for Energy and Capacity delivered to Cedar Brakes during the Month in accordance with
Article IV. Such statement shall indicate the total MWhs delivered during the Month for both the On Peak Period and the Off Peak Period and the applicable Energy and Capacity rates.

                  If the payment is not received by the due date specified above, Cedar Brakes shall pay to Seller an interest charge on unpaid amounts which shall accrue daily from the due date until the date upon which payment is made at the then current late payment charge for commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time.

                  In the event Seller disputes any statement, Seller shall present the dispute in writing and submit supporting documentation to Cedar Brakes within a twenty (20) day period from receipt of such statement. Upon receipt of notice of a dispute and supporting documentation, Cedar Brakes shall have thirty-five (35) days from receipt of such notice

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to resolve any dispute with Seller. In the event that the dispute is not resolved within the thirty-five (35) day period, either party may submit the matter to arbitration in accordance with Article XIII. The disputed amount of any statement disputed by Seller in accordance with the provisions of this Article, which is ultimately determined to be due and owing by Cedar Brakes to Seller, from the date originally due shall, until payment, accrue interest at the then current late payment charge for commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time.

                  Cedar Brakes shall have the right to set off against any and all amounts owed by Cedar Brakes to Seller pursuant to this Power Services Agreement any and all amounts owed by Seller to Cedar Brakes or the El Paso Energy Corporation ("El Paso") to Cedar Brakes under the Funding Agreement dated as of September 26, 2000 between El Paso and Cedar Brakes or the Guaranty dated as of September 20, 2000 entered into by El Paso in favor Cedar Brakes.

                                   ARTICLE VII

                                METERING/RECORDS

                  Metering of Energy and Capacity when delivered from the Facility shall be conducted in accordance with the Interconnection Agreement and when delivered from other sources shall be conducted in accordance with the requirements of the PJM

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Operating Agreement, including with respect to verification of deliveries by or on behalf of Seller at the Delivery Points.

                                  ARTICLE VIII

                                    LIABILITY

                  (a) Neither Party nor its officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries or respective successors or assigns shall be liable to the other Party (except as provided for in Article V of this Power Services Agreement or as otherwise provided for in this Power Services Agreement) for claims for incidental, special, direct, indirect or consequential damages whether such damages claim is based on a cause of action based in warranty, negligence, strict liability, contract, operation of law or otherwise except where such claim for damages arises out of, relates to or results from the gross negligence of such Party or the willful disregard by a Party of its obligations under this Power Services Agreement; provided, however, that Cedar Brakes shall have the right to seek to recover from the Seller (i) direct damages upon the occurrence of an Event of Default under this Power Services Agreement as defined in and which has been established pursuant to and in accordance with Article XII of this Power Services Agreement, (ii) damages required to be set-off against the amount payable by PSE&G under Article
(V)(E) of the Amended and Restated PPA and (iii) indemnification payments required to be made by Cedar Brakes to PSE&G under Article XII or Article XIII of the Amended and Restated PPA.

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


                  (b) Notwithstanding anything in this Agreement to the contrary, in the event of the termination of the Amended and Restated PPA prior to the termination of this Power Services Agreement, the Parties hereby agree that the Seller shall in no such event be liable to the Buyer under this Power Services Agreement (including without limitation, liability imposed pursuant to Article V(E) & (F) and Article X, XI and XII hereof) unless the Seller would have been liable to the Buyer hereunder if the Amended and Restated PPA were in full force and effect.

                                   ARTICLE IX

                                  FORCE MAJEURE

                  An event of "Force Majeure" as used herein means an event beyond the reasonable control of the Party claiming Force Majeure which events may include but are not limited to: acts of God; strikes, lockouts or other similar such industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting Force Majeure or issued in any bankruptcy or insolvency proceeding for the relief the party asserting Force Majeure); any catastrophic physical failures or disruptions of the PJM transmission system; breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; inability to obtain or utilize any permit, approval, easement, license or right-of-way; events of Force Majeure as defined under and declared by either party to the Amended and Restated PPA; provided, that, an event shall be deemed to be an event of Force Majeure hereunder only to the extent that is deemed to be so pursuant to the Amended and Restated PPA (whether or not the Amended and Restated PPA is in full force and effect). The settlement of strikes, lockouts or other similar such industrial disturbances shall be entirely within the discretion of the Party directly affected. The requirement herein that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other similar such industrial disturbances when such course is, in the opinion of the Party directly affected, inadvisable.

                  An event of Force Majeure shall not include (i) failures of the equipment of the Party claiming Force Majeure which are due to (a) wear and tear and (b) defects in manufacture, design or construction; (ii) any increase in the cost of electricity supplies or costs associated with transmission system operation, maintenance or congestion; (iii) unavailability of Capacity and/or Energy from any source, regardless of price, for delivery to the Delivery Point (except in the event of a System Emergency); (iv) interruption in service by a transmission provider unless; (a) the Party contracting with such transmission provider shall have made arrangements with such transmission provider for the firm transmission, as defined under the transmission provider's tariff, of the Energy to be delivered hereunder, and (b) such interruption is due to an emergency or to an event of force majeure as defined under the transmission provider's tariff; or (v) any change in economic conditions not caused by a Force Majeure event.

                  In the event Cedar Brakes or Seller is rendered unable, wholly or in part, by an event of Force Majeure, to perform any obligation it has under this Power Services Agreement, it is agreed that, on Cedar Brakes or Seller giving notice and full particulars of such event of Force Majeure to the other Party, as soon thereafter as practicable, the obligations of Cedar Brakes or Seller, so far as they are affected by such event of Force Majeure, shall be suspended during the continuance of any inability or incapacity so caused, but for no longer period and it is further agreed that such obligations shall be suspended for no longer period than such event of Force Majeure (a) has suspended the parties obligations under the Amended and Restated PPA or (b) in the event that the Amended and Restated PPA is no longer in full force and effect, would have suspended the parties obligations under the Amended and Restated PPA as if it had remained in effect; provided however, neither Party shall be relieved from any obligation to make any payment to the other required under this Power Services Agreement. Cedar Brakes or Seller shall use best efforts to remedy the cause of the Force Majeure with all reasonable dispatch.

                  Notwithstanding anything herein to the contrary, the obligations of Seller under this Power Services Agreement to schedule and deliver the Annual Energy Deliveries (other than the minimum on-peak energy deliveries set forth in Article V(C)) shall not be excused or suspended by an event of Force Majeure.

                  Neither Party shall be liable to the other for any claim(s), loss(es), damage(s), liability(ies) or expense(s) sustained or incurred by Cedar Brakes or Seller, arising out of, relating to, or resulting from Cedar Brakes' or Seller's inability or incapacity to perform its obligations under this Power Services Agreement due to any event of Force Majeure, as herein defined.

                                    ARTICLE X

                                 INDEMNIFICATION

                  Seller shall indemnify and hold harmless Cedar Brakes and each and every one of its officers, agents, servants and employees, its successors and assigns of, from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments, which may arise therefrom, as well as against any fees, costs, charges or expenses which Cedar Brakes, its officers, agents, servants and employees, its successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any manner arise out of, relate to, or result from negligence, strict liability or breach of this Power Services Agreement by Seller including but not limited to the design, construction, engineering, installation, operation, maintenance, repair, replacement, supervision, inspection, testing, protection, reinforcement, reconstruction, decommissioning, removal, use, control or ownership of its facilities and claims, suits, actions or similar demands made or filed by PSE&G against Cedar Brakes pursuant to the Amended and Restated PPA (including, without limitation, any claims, suits, actions or demands made or filed by PSE&G pursuant to Articles XII, XIII and XIV of the Amended and Restated PPA).

                  In case a claim is asserted or action brought against Cedar Brakes as to which it believes it is entitled to indemnification under this
Article X, Cedar Brakes shall promptly notify Seller in writing of such claim or action. Prompt notice as contemplated in the preceding sentence shall mean such notice as would be required to enable Seller to assert and prosecute appropriate defenses relative to such claim or such action in a timely fashion. Upon receipt of such notice request for indemnification, Seller shall promptly make a determination of whether it believes it is required to indemnify and shall promptly notify Cedar Brakes in writing of that determination. If Seller determines that it is required to indemnify Cedar Brakes pursuant to this
Article X, then Seller shall assume the defense of such claim or action, including the employment of counsel and shall assume thereafter the payment of all costs and expenses relative to the defenses of such claim or action. Cedar Brakes shall cooperate in all reasonable respects with Seller in the defense of such claim or action. Cedar Brakes shall have the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. Seller shall not be liable for any settlement of any such claim or action effected without its consent. Before settling any claim or action, Seller shall demonstrate to Cedar Brakes that it has sufficient financial means or has made adequate arrangements to make all payments under any such settlement as and when due. Notwithstanding anything herein to the contrary, in the event that a claim for indemnification hereunder relates to a claim for indemnification made by PSE&G under Article XII or Article XIII of the Amended and Restated PPA or a claim for damages made by PSE&G under Article XIV thereof, then within five (5) days of receipt of a written notice from Cedar Brakes to Seller that states that Cedar Brakes is required to pay indemnity payments or damages pursuant to the Amended and Restated PPA and sets forth the amount of such indemnity payments or damages, Seller shall pay such amounts into an account of Cedar Brakes in accordance with written instructions provided by Cedar Brakes to Seller.

                                   ARTICLE XI

                                   WARRANTIES

                  Seller warrants and shall be obligated to supply to the Delivery Points Energy and Capacity free and clear of any liens and/or adverse claims which might attach to said Energy and Capacity prior to supply and receipt by Cedar Brakes except with respect to any lien possessed by a Financier. Seller agrees to indemnify and hold harmless Cedar Brakes against any and all claims, demands, suits, actions, costs, and liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which Cedar Brakes might incur in the defense of any such claim, suit, action or similar such demand made or filed by such person, its successors or assigns, asserting such adverse claim. In effecting the right of or obligation to indemnify pursuant to and in accordance with the provisions of this Article XI, the procedural provisions set forth in Article X of this Power Services Agreement shall govern. Notwithstanding anything herein to the contrary, in the event that a claim for indemnification hereunder relates to a claim for indemnification made by PSE&G under Article XIII of the Amended and Restated PPA, then within five (5) days of receipt of a written notice from Cedar Brakes to Seller that states that Cedar Brakes is required to pay indemnity payments pursuant to Article XII of the Amended and Restated PPA and sets forth the amount of such indemnity payments, Seller shall pay such amounts into an account of Cedar Brakes in accordance with written instructions provided by Cedar Brakes to Seller.

                                   ARTICLE XII

                    EVENTS OF DEFAULT AND BREACH OF CONTRACT

                                    SECTION A
                                EVENTS OF DEFAULT

                  Seller shall be in default under this Power Services Agreement upon the happening or occurrence of any of the following events or conditions, each of which shall be deemed to be an "Event of Default," and each of which shall be considered a breach of contract for purposes of this Power Services Agreement unless it is cured in accordance with the provisions specified below:

         1. Seller breaches or fails to observe or perform, any of the material obligations, covenants, conditions, services or responsibilities under this Power Services Agreement, unless, within twenty-five (25) days after written notice from Cedar Brakes specifying the nature of such breach or failure, Seller either cures such breach or failure or, if such cure cannot be completed within twenty-five (25) days, provides Cedar Brakes with a plan reasonably acceptable to Cedar Brakes to cure such breach or failure and commences and diligently pursues such plan.

         2. There is an assignment for the benefit of Seller's creditors, or Seller is adjudged a bankrupt, or a petition is filed by or against Seller under the provisions of any state insolvency law or under the provisions of the federal bankruptcy laws, or the business or principal assets of Seller are placed in the hands of a receiver, assignee or trustee, or Seller is dissolved, or Seller's existence is terminated, or its business is discontinued; provided, however, that the events described in this Paragraph 2 shall not constitute an Event of Default or otherwise affect the validity of this Power Services Agreement, so long as the terms, covenants and conditions of this Power

                  Services Agreement on the part of Seller are performed, and in such event, this Power Services Agreement shall continue to remain in full force in accordance with the terms herein contained.

         3. Seller takes any actions which prevent Cedar Brakes from performing any of the material obligations, covenants, conditions, responsibilities or services under this Power Services Agreement, unless, within twenty-five (25) days after written notice from Cedar Brakes specifying the nature of such action or failure to act, Seller either cures such action or failure to act, or, such cure cannot be completed within twenty-five (25) days, provides Cedar Brakes with a plan reasonably acceptable to Cedar Brakes to cure such breach or failure and commences and diligently pursues such cure.

         4. Seller fails to (i) deliver Energy and Capacity to Cedar Brakes for two hundred and forty (240) out of three hundred and sixty five (365) days for any reason other than Force Majeure or a curtailment in accordance with Article II(C) of this Power Services Agreement and fails to pay the liquidated damages associated with such failure as set forth in Article V(E) or (ii) pay when due Energy Shortfall Liquidated Damages or other payments required to be paid hereunder.

                                    SECTION B
                                    REMEDIES

                  In the event that Cedar Brakes claims that an Event of Default has occurred, Cedar Brakes shall provide Seller with written notice thereof (hereinafter referred to as Notice of Breach). The Notice of Breach shall state the basis for such claim and any remedy sought. The Parties shall have twenty-five (25) days within which to resolve the dispute via negotiation. If within such twenty-five (25 day period after service of the Notice of Breach, the Parties are unable to resolve their differences by negotiation, either Party shall have the right to submit the dispute for resolution to either arbitration or to any regulatory body having jurisdiction, such arbitration proceeding to be joined with any arbitration proceeding under the Amended and Restated PPA to the extent required by Article XIII.

                  The nature and extent of any damage incurred or sustained by Cedar Brakes, as a result of any Event of Default shall be determined and calculated as of the date the Event of Default commenced, taking into account Cedar Brakes' obligation to act in a commercially reasonable manner to mitigate damages.

                  Except as otherwise provided in this Article XII, neither Party shall refuse to make, suspend or delay any payment(s) otherwise required to be made under this Power Services Agreement or refuse to carry out any of its obligations under this Power

Services Agreement for or on account of or as a result of an alleged breach of this Power Services Agreement or Event of Default.

                  Any waiver by Cedar Brakes of any breach or Event of Default shall be deemed to extend only to the particular breach or Event of Default waived and shall not limit or otherwise affect any right(s) that Cedar Brakes may have with respect to any other of future breach or Event of Default, whether of a similar or different nature.

                                  ARTICLE XIII

                                   ARBITRATION

                  Any controversy, dispute or claim between the Parties to this Power Services Agreement, which the Parties are unable to resolve by negotiation or over which any regulatory body lacks jurisdiction or declines to initiate proceedings, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), then in effect, and the provisions of this Article. If arbitration is chosen by either Party, no suit at law which seeks to resolve any controversy, dispute or claim between the Parties shall be instituted by either Party hereto, except where such suit is instituted to confirm an arbitration award received pursuant to this Article. However, nothing contained herein shall deprive either Party of any right to: (i) obtain injunctive or other equitable relief in any court in the State of New Jersey, on an interim basis pending disposition of the arbitration of any controversy, dispute or claim if such relief is available under applicable principles of law and equity; and/or
(ii) assert any crossclaim, or third-party claim in any suit at law instituted by a third-party; and/or (iii) file and prosecute any complaint at and with the regulatory agency having jurisdiction or make and prosecute any claim or position in any filing made with such regulatory agency by either party or some third-party.

                  Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey. Any award entered pursuant to such arbitration shall be binding on both Parties and judgment upon the award rendered or received may be entered in the Superior Court of the State of New Jersey pursuant to N.J.S.A. 2A:24-1 et seq.

                  Exclusive jurisdiction relative to the entry of judgment on any arbitration award relative to any controversy or claim between the parties shall be in any court of appropriate subject matter jurisdiction located in New Jersey, and the Parties to this Power Services Agreement expressly subject themselves hereby to the personal jurisdiction of said court for entry of any such judgment and for the resolution of any dispute, action, or suit arising in connection with the entry of such judgment.

                  The controversy or claim to be arbitrated shall be referred to three (3) arbitrators, one to be selected by each party and the third to be selected by the AAA. The selections to be made by the parties shall be made from the list of the National Panel of

Arbitrators maintained by the AAA. The arbitrator to be selected by the AAA shall be qualified to pass on any technical or engineering matters and shall be independent of and acceptable to both Cedar Brakes and Seller. All decisions and awards shall be made by a majority of the arbitrators, except for decisions relating to discovery as set forth herein.

                  In the event any arbitrator dies, or refuses to act, or becomes incapable, incompetent or unfit to act before hearings have been completed and/or before an award has been rendered, a successor arbitrator may be selected by the party who originally made the selection. The selection of the successor arbitrator shall be made consistent with the selection procedure set forth in the preceding paragraph.

                  The arbitrators selected pursuant to this Power Services Agreement shall be governed by and apply the laws of the State of New Jersey and federal law, as applicable, in conducting any arbitration proceeding and/or in making any award.

                  Notice of a demand for arbitration (hereinafter referred to as Demand for Arbitration) of any controversy or dispute between the Parties shall be filed in writing with the AAA by the Party seeking arbitration and a copy of same shall be served contemporaneously with such filing on the other Party. The notice shall state, with specificity, the nature of the dispute and the remedy sought. After such notice has been filed, the Parties may make discovery of any matter relevant to such dispute before the hearing, to the extent and in the manner provided by the Rules Governing Civil Practice in the Superior Court contained in the Rules Governing the Courts of the State of New Jersey. Any question that may arise with respect to the obligations of the Parties relative to discovery and/or relative to the protection of the discovery materials shall be referred solely to the arbitrator selected by the AAA. His determination shall be final and conclusive. Discovery shall be completed not later than ninety (90) days after filing of the notice of arbitration unless such period for discovery is extended by the arbitrator selected by the AAA, upon a showing of good cause by either Party to the arbitration.

                  The arbitrators may consider any material which is relevant to the subject matter of any such controversy even if such material might also be relevant to an issue or issues not subject to arbitration hereunder. A stenographic record shall be made of any arbitration hearing.

                  Any costs associated with any arbitration under this Article, including but not limited to attorney fees and witness expenses, shall be paid by the Party against whom an award is entered unless the arbitrators by their award otherwise provide.

                  Arbitration may not be utilized and the arbitrators selected in accordance with this Article shall not possess the authority or power to alter, amend or modify any of the terms or conditions or charges set forth in this Power Services Agreement, and further, the arbitrators may not enter any award which alters, amends or modifies such terms, conditions or charges in any form or manner.

                  Notwithstanding anything herein to the contrary, each of the Parties hereby agrees that the provisions of this Article XIII are intended to operate, and shall operate, such that, in the event a dispute arises hereunder which is submitted to arbitration and arbitration proceedings are initiated under Article XV of the Amended and Restated PPA with respect to substantially the same dispute or with respect to another dispute involving substantially the same facts, such disputes shall be resolved jointly in a single proceeding by the arbitration proceedings initiated under Article XV of the Amended and Restated PPA. Such proceedings shall be conducted in accordance with the provisions of Article XV of the Amended and Restated PPA. Seller hereby agrees to be bound under this Power Services Agreement by the decision and award of the arbitration panel in such proceedings.

                                   ARTICLE XIV

                                ENTIRE AGREEMENT

                  The Power Services Agreement constitutes the entire Agreement between the Parties with respect to the matters contained herein and all prior agreements with respect thereto are superseded hereby. Each Party confirms that it is not relying on any oral representations or warranties of the other Party except as specifically set forth herein. No additions, amendments or modifications hereof or of any terms included herein shall be binding unless duly executed by both Parties.

                                   ARTICLE XV
                               ASSIGNMENT/TRANSFER

                  Cedar Brakes may at any time and from time to time during the term of this Power Services Agreement, without the consent of Seller assign its rights in this Power Services Agreement to (i) any Financier(s) in connection with the transfer, pledge, encumbrance or assignment of this Power Services Agreement or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements or (ii) to any person or entity succeeding to all or substantially all of the assets of Cedar Brakes. Seller shall, at Cedar Brakes' request, execute a consent to assignment provided that the terms and conditions of same are reasonably acceptable to Seller. Seller may not assign its rights and/or transfer its rights and obligations under this Power Services Agreement without the prior written consent of Cedar Brakes, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall prevent Cedar Brakes from pledging or mortgaging all or any part of its assets or interests in connection with any financing for or related to the transactions contemplated herein.

                  Except as otherwise provided herein, Cedar Brakes may not assign its rights and/or transfer its obligations under this Power Services Agreement without the prior written consent of Seller. Seller shall not unreasonably delay or withhold any approval of an assignment or assignment/transfer by Cedar Brakes provided that the assignee or assignee/transferee agrees to be bound by, subject to and to comply with the terms and conditions of this Power Services Agreement.

                                   ARTICLE XVI

                                  CHOICE OF LAW

                  This Power Services Agreement shall be interpreted, construed, governed by, performed and enforced in accordance with the laws of the State of New Jersey and federal law, where applicable. All questions concerning the validity, construction and enforceability of this Power Services Agreement as well as questions concerning the sufficiency or other aspects of performance under this Power Services Agreement shall be determined under the laws of the State of New Jersey without recourse to the law governing conflict of laws.

                                  ARTICLE XVII

                                    CAPTIONS

                  The subject headings of the Articles of this Power Services Agreement are inserted solely for the purpose of convenient reference and are not intended to, nor shall same affect the meaning of any provision of this Power Services Agreement.

                                  ARTICLE XVIII

                                  COUNTERPARTS

                  This Power Services Agreement may be executed in counterparts. Each shall be deemed an original but together shall constitute one and the same instrument.

                                   ARTICLE XIX

                                  MISCELLANEOUS

                  This Power Services Agreement and the obligations of the Parties hereunder are subject to all present and future valid laws and to all valid present and future orders, rules and regulations of any court or regulatory authority having jurisdiction.

                  In case of conflict between any provisions hereof and any applicable law, regulation or regulatory order, such applicable law, regulation or regulatory order shall govern.

                  All terms defined in this Power Services Agreement shall have the same defined meanings when used in any notice, correspondence, report or other document made or delivered pursuant to or in connection with this Power Services Agreement, unless the context shall otherwise require.

                  Each reference herein to Seller and Cedar Brakes shall be deemed to include their respective successors and assigns.

                  All of the covenants, warranties, undertakings and agreements of Seller and Cedar Brakes shall bind the respective Parties, their successors and assigns.

                                   ARTICLE XX

                                  RESERVATIONS

                  No Party shall be prejudiced or bound, except as otherwise specifically provided herein, nor shall any Party be deemed to have approved, accepted, agreed or consented to any concept, theory or principle underlying or supposed to underlie any of the matters contained herein, including but not limited to any concept, theory, principle or method used to calculate the rates provided for herein.

                  All Parties further understand and agree that the provisions of this Power Services Agreement relate only to the specific matter referred to herein and no Party or person waives any claim or right which it may otherwise have with respect to any matter not expressly provided for herein.

                                   ARTICLE XXI

                             SURVIVAL OF OBLIGATIONS

                  Termination of this Power Services Agreement for any reason shall not relieve Cedar Brakes or Seller of any obligation accruing or arising with respect to the period prior to such termination and required by terms of this Power Services Agreement to be performed at date subsequent to the date of termination.

                                  ARTICLE XXII

                                     NOTICES

                  Any notice, request, demand, or statement which either Cedar Brakes or Seller may desire to give to the other shall be in writing and except as otherwise provided for in this Power Services Agreement shall be considered as duly delivered when mailed by certified mail or delivered against receipt by messenger or overnight courier addressed to said Party as follows:

(a)      If to CEDAR BRAKES I, L.L.C.
         1001 Louisiana Street
         Houston, TX 77002
         Attention: President

         With electronic mail copies to:
         sullivant@epenergy.com

(b) If to Seller or to such other person or address as the addressee may have specified in a notice duly given as provided herein:

         El Paso Merchant Energy L.P.
         1001 Louisiana Street
         Houston, TX  77002
         Attention:

         With electronic mail copies to:
         sullivant@epenergy.com

         Except as otherwise provided in this Power Services Agreement, routine communications and Billing Statements shall be considered as duly delivered when mailed by either certified or ordinary mail.

(a)      If to CEDAR BRAKES I, L.L.C.
         1001 Louisiana Street
         Houston, TX 77002
         Attention:

         With electronic mail copies to:
         sullivant@epenergy.com

(b) If to Seller or to such other person or address as the addressee may have specified in a notice duly given as provided herein:

         El Paso Merchant Energy L.P.
         1001 Lousiana Street
         Houston, TX  77002

         With electronic mail copies to:
         sullivant@epenergy.com

                  IN WITNESS WHEREOF, this Power Services Agreement has been executed and delivered as of the date and year first above written.


                                          CEDAR BRAKES I, L.L.C.

                                          /s/ Thomas G. Kilgore
                                              ------------------------
                                          By:  Thomas G. Kilgore
                                          Its: Attorney in Fact


                                          EL PASO MERCHANT ENERGY L.P.


                                          /s/ Thomas G. Kilgore
                                              ------------------------
                                          By:  Thomas G. Kilgore
                                          Its: Attorney in Fact

                                    EXHIBIT 1

                            ANNUAL ENERGY DELIVERIES

--------------------------------------- ----------------------------------------
Year                                    Annual Energy Deliveries (MWh)
--------------------------------------- ----------------------------------------
2000                                                     788,954
--------------------------------------- ----------------------------------------
2001                                                     788,954
--------------------------------------- ----------------------------------------
2002                                                     788,954
--------------------------------------- ----------------------------------------
2003                                                     811,229
--------------------------------------- ----------------------------------------
2004                                                     855,779
--------------------------------------- ----------------------------------------
2005                                                     855,779
--------------------------------------- ----------------------------------------
2006                                                     855,779
--------------------------------------- ----------------------------------------
2007                                                     855,779
--------------------------------------- ----------------------------------------
2008                                                     855,779
--------------------------------------- ----------------------------------------
2009                                                     855,779
--------------------------------------- ----------------------------------------
2010                                                     855,779
--------------------------------------- ----------------------------------------
2011                                                     855,779
--------------------------------------- ----------------------------------------
2012                                                     855,779
--------------------------------------- ----------------------------------------
2013                                                     570,519
--------------------------------------- ----------------------------------------

                                    EXHIBIT 2

                   CAPACITY AND ENERGY PURCHASE RATES ($/MWH)

--------------------- ----------------------- ----------------------
Year                  Contract Rate           Liquidated
                                              Damages Rate
--------------------- ----------------------- ----------------------
2001                          23.03                   70.74
--------------------- ----------------------- ----------------------
2001                          29.71                   72.17
--------------------- ----------------------- ----------------------
2002                          29.30                   73.53
--------------------- ----------------------- ----------------------
2003                          28.56                   74.64
--------------------- ----------------------- ----------------------
2004                          27.94                   75.44
--------------------- ----------------------- ----------------------
2005                          28.07                   76.96
--------------------- ----------------------- ----------------------
2006                          28.26                   78.74
--------------------- ----------------------- ----------------------
2007                          28.26                   80.34
--------------------- ----------------------- ----------------------
2008                          28.80                   82.13
--------------------- ----------------------- ----------------------
2009                          29.08                   83.88
--------------------- ----------------------- ----------------------
2010                          29.36                   85.76
--------------------- ----------------------- ----------------------
2011                          29.64                   87.67
--------------------- ----------------------- ----------------------
2012                          29.64                   89.63
--------------------- ----------------------- ----------------------
2013                          33.75                   92.43
--------------------- ----------------------- ----------------------